Exhibit 10.20

Mineral Product Sales Agreement

Contract No:	20110112
Supplier:	The Fifth Season (Zhejiang) Commerce and Trade Co., Ltd
Buyer:	Guangdong Yue He Asset Management Co., Ltd
Signed at:	Guangzhou, Guangdong Province
Date:	2011-01-12

Article 1: Product Name, Specification, Quantity, Total Amount

Product Name	Specification	Measurement Unit	Quantity (Ton)	Unit Price (RMB)	Total Amount (RMB)
Powdered Iron	Contain TE 66.2%	Dry Metric Ton	2776(±0.5%)	1183.23 (Tax included)	3,284,646.48

Article 2: Quality Requirements, Technical Norms

International Powdered Iron:

P<0.1; PB<0.1; SI02<6.5; AS<0.05; ZN<0.1; AL203<2; CU<0.1; SN<0.1;

Article 3: Unit Price

RMB 1183.23 per Dry Metric Ton if the total quantity is within 3000 tons.

Article 4: Place of Delivery

Warehouse in Xiao Tang freight station

Article 5: Method of Transportation

The buyer shall take delivery of goods at its cost and expense

Article 6: Packing Standard

Cargo in bulk

Article 7: Reasonable Loss and Calculation Method

Reasonable Loss shall be limited to 5‰ of the net weight; the loss in excess of this maximum amount shall be supplemented by the supplier.

Article 8: Inspection Standard

Both parties shall take three samples together. Two samples shall be inspected by each party respectively, and the third sample shall be inspected by an authoritative institution. If the difference between both parties’ inspection results is more than 0.5%, the inspection result of authoritative institution shall be final. Particularly, if the content of TE is less than 66%, every 1% shall be deducted at RMB 20 per ton from the total amount; if the content if TE is more than 66%, every 1% shall be paid at RMB 20 per ton by the buyer.

Article 9: Method of Settlement

The supplier shall deliver the goods after has received the payment.

Article 10: Dispute Resolution

Any dispute arising from this contract shall be settled by consultation, if no agreement is reached by consultation, action shall be brought in the local People’s Court where the contract is concluded.

Article 11: Other Agreed Matters

The supplier shall issue the VAT-Invoice with full amount to the buyer after the goods have been delivered.

Article 12: Effectiveness

This contract shall be in effect until 2011-03-30.

Article 13:

This contract shall be signed in two counterparts; both parties hold one copy respectively. Any matters have not been stipulated in this contract shall be negotiated by both parties so as to reach a complementary agreement.

Supplier:

Name of Entity: The Fifth Season (Zhejiang) Commerce and Trade Co., Ltd
By: /seal/ The Fifth Season (Zhejiang) Commerce and Trade Co., Ltd

Buyer:

Name of Entity: Guangdong Yue He Asset Management Co., Ltd (signed and sealed)
By: /seal/ Guangdong Yue He Asset Management Co., Ltd